EXHIBIT 10.16.5
CONTENT DISTRIBUTION ADDENDUM
TO
SYNACOR MASTER SERVICE AGREEMENT
     This Content Distribution Addendum (this “Addendum”) dated September 30th., 2004 supplements the Synacor Master Services Agreement dated September 30th., 2004 by and between Synacor, Inc. and Charter Communications Holding Company, LLC, including any schedules, attachments, exhibits, or addenda attached thereto (collectively, the “Agreement.”) by establishing the terms and conditions by which the Parties will work together to facilitate the electronic distribution of digital content to Client’s Users. Except to the extent expressly modified herein, all of the terms and conditions of the Agreement shall apply to this Addendum. If any provision of this Addendum conflicts with a provision of the Agreement, the provision of the Agreement shall control. Capitalized terms used but not defined in this Addendum shall have the meanings ascribed to them in the Agreement.
1. Content. The content to be distributed hereunder may be obtained by Synacor (the “Synacor Content”) and/or by Client (the “Client Content”). The Synacor Content and the Client Content are hereinafter referred to collectively as the “Content”. Distribution rights to the Synacor Content will be obtained by Synacor from third party content providers (each individually a “Synacor Provider” and collectively, the “Synacor Providers”) for the non-exclusive distribution by Client. The Client Content will be owned by Client or licensed by Client from third party Content providers (each individually a “Client Provider” and collectively, the “Client Providers”). The Client Providers and the Synacor Providers are hereinafter referred to collectively as the “Providers”.
2. Users, Registration Pages. It is intended that the Content will be accessed by Users having an Internet access account through Client through the System described in Section 3 below. Synacor may require the use of user interfaces or other identification verification methods in order for the Users to access the Content at no additional cost to Client or the Users. As may be determined by the Parties and subject to revision during the Term as the Parties may determine, System web pages and/or Content will be hosted and served by Synacor, or, subject to Synacor’s approval (not to be unreasonably withheld), by Client
3. Content Delivery System, Change. Synacor will maintain a user registration and login system that is integrated with its content provisioning solution (the “System”) as set forth in Schedule C — Synacor Specifications, which will be used to control User access to the Content and to manage the updating and delivery of the Content to Users. Depending upon the System implementation for Client, as such may be revised during the Term by consent of the Parties, hosting and serving of Content may be provided by Client, Client Providers, Synacor and/or by Synacor Providers. To the extent that Synacor Provider’s systems are used to host or serve Content, (A) with respect to circumstances in which the Synacor Content is cached, the service levels and availability of such systems for Users will be no lower than the service levels and availability of the most advantageous and beneficial to Client of the following: (i) the SLA required of Synacor under Schedule B of the Agreement or (ii) the service levels and availability of such systems to other content distributors or consumers; and (B) with respect to circumstances in which the Synacor Content is not cached, the service levels and availability of such systems for Users will be no lower than the service levels and availability of such systems to other content distributors or consumers. Through the System, Synacor shall be able to: (i) offer new Content which it has obtained for distribution; (ii) create and modify bundles of Content to be made available to Users; (iii) edit or modify the editorial content and design of the web pages with which the consumer interacts in order to access the Content; and (iv) remove any or all of the Content from availability to Client’s Users. Client shall notify Synacor of its decisions regarding the offering of Content through the System, in writing, and Synacor shall take all commercially reasonable steps necessary to implement any such Client decisions as soon as is reasonably practicable; provided, however, that where Client requests that any specified piece of Content be removed from the System, Synacor shall remove such title or titles from the System as expeditiously as possible, and in all events within seventy-two (72) hours after receipt of written request from Client.
4. Subscriber Billing. Subscriber billing will be the sole responsibility of Client, although Synacor shall provide to Client any and all transactional billing details and usage data necessary for Client to bill Users with respect to the transactions contemplated under the Agreement.
5. Terms of Use. In order to complete his or her registration as a subscriber, each prospective subscriber to Client’s Internet access services must agree to abide by Client’s then-current Acceptable Use Policy (“AUP”), which is located at: http://charter.com/site/rules.aspx#resAUP.
6. Licenses.

CONTENT DISTRIBUTION ADDENDUM	1

(a) Subject to the provisions of the Agreement, Synacor grants to Client during the Term, a limited, non-exclusive, non-transferable, right and license to: (i) transmit and distribute individual copies of the Synacor Content, solely for purposes of distributing the Synacor Content to Users located in the United States; and (ii) use and utilize such Synacor and Synacor Provider trademarks, logos and other works which are protected by intellectual property rights laws (the “Synacor Properties”) solely in connection with the distribution of Content to Users pursuant to this Addendum and the Agreement. Client expressly agrees that it shall not, and shall not permit any third party to, duplicate, copy, modify, amend, add to, delete from or otherwise make any change whatsoever in the Synacor Content in violation of any rights of a Synacor Provider or otherwise violate any intellectual property rights in the Synacor Content including, but not limited to, copyrights of third parties therein. For the avoidance of doubt, Client shall not be liable for any duplication, copying, modification, amendment, addition to or deletion from, or any other change in any Synacor Sourced Service by a User in violation of any rights of a Synacor Provider, unless Client has affirmatively authorized such User to act in such manner.
(b) Subject to the provisions of the Agreement, Client grants to Synacor during the Term, a limited, non-exclusive, non-transferable, royalty-free right and license to: (i) transmit and distribute individual copies of the Client Content, solely for purposes of distributing the Client Content to Client’s Users located in the United States; and (ii) use and utilize such Client trademarks, logos and other works which are protected by intellectual property rights laws (the “Client Properties”) solely in connection with the distribution of Content to Users pursuant to this Addendum and the Agreement and solely for purposes of providing the Services. Synacor expressly agrees that it shall not, and shall not permit any third party to, duplicate, copy, modify, amend, add to, delete from or otherwise make any change whatsoever in the Client Content or otherwise violate any intellectual property rights in the Client Content including but not limited to copyrights of third parlies therein.
(c) As to individual pieces of Content, the rights and licenses to use such Content as granted herein shall expire upon the expiration or earlier termination of the agreement pursuant to which distribution rights and license to such Content were obtained, notice of which termination or expiration must be provided by either party to the other (i) at least thirty (30) days in advance to the respective party extent has knowledge of such imminent termination or expiration or (ii) as soon as is possible after the respective party becomes aware of any imminent or effective termination of the agreement pursuant to which distribution rights and license to such Content were obtained, but in no event less that twenty-four (24) after becoming aware of such termination or imminent termination. Either Party (the “Terminating Party”) shall have the right to terminate this Addendum immediately as to any particular Content upon written notice to the other Party: (i) if the Terminating Party reasonably believes the distribution of such Content exposes it to potential legal liability; or (ii) in the event a Synacor Provider or Client Provider, as the case may be, ceases to operate a site or produce or distribute such Content; or (iii) the notifying party fails to inform the Terminating Party of such underlying Content agreement termination in accordance with the preceding sentence. Notwithstanding anything in this Paragraph 6(c) to the contrary, Client may cease at any time to offer any or all Content at any time.
7. Proprietary Rights.
(a) Subject to the rights and licenses granted in the Agreement, Synacor (and its licensors, including, but not limited to, the Synacor Providers) retains all rights, title and interest in and to all copyrights, trademarks, trade names, logos, patents and other intellectual and proprietary rights in and to the Synacor Content. No title to or ownership of any Synacor Content and/or any part thereof is hereby transferred to Client or any third party. Synacor also retains all rights, title and interest in and to Synacor’s trademarks, trade names and logos. As between Client and Synacor, Client agrees that Synacor is the sole owner of the System, except the Client branding and design elements of the Client Branded Portal, and all technology, software and other intellectual property (i) developed by (at Synacor’s or a third party’s cost) or brought independently to its contractual relationship with Client and used by Synacor in connection with the performance of this Addendum and the Agreement and that Client shall make no claims thereto. Client shall comply with all reasonable requests of Synacor to protect the proprietary rights of Synacor and its licensors.
(b) Subject to the rights and licenses granted in the Agreement, Client (and its licensors, including, but not limited to, the Client Providers) retains all rights, title and interest in and to all copyrights, trademarks, trade names, logos, patents and other intellectual and proprietary rights in and to the Client Content. No title to or ownership of any Client Content and/or any part thereof is hereby transferred to Synacor or any third party. Client also retains all rights, title and interest in and to Client’s trademarks, trade names, logos, and/or any intellectual property developed by or brought independently to its contractual relationship with Synacor. Synacor shall comply with all reasonable requests of Client to protect the proprietary rights of Client and its licensors.

CONTENT DISTRIBUTION ADDENDUM	2

(c) All licenses, rights, title, interest and intellectual property rights of any kind in and to the Content created independently by the Provider are entirely owned by and reserved to the applicable Provider and may be used by the Provider in such manner as the Provider may choose. Without limiting the foregoing, each Party hereby assigns to the applicable Provider all right, title and interest in the Content provided by the Provider, together with the goodwill attaching thereto, that may inure to such Party in connection with this Addendum or the Agreement from such Party’s use of such Content. Each Party agrees to execute and deliver to a Provider or the other Party, as requested, any documents reasonably required to register it as a registered user of any Content and to follow any reasonable instructions of a Provider or the other Party as to the use of any Content. Each Party agrees that it will not and will not assist any third party to register or attempt to register any trademark, trade name or other intellectual property right related to any Content or any derivation or adaptation thereof or any work, symbol, design or mark which is so similar thereto as to suggest a relationship with any Provider or affiliate of a Provider. Each Party agrees that it will not, nor will it assist any third party to, challenge the validity or ownership of any patent, copyright, trademark, or other intellectual property registration of any Content. If a Party breaches any provision of this Section, such Party agrees that it will, at its expense, immediately terminate the unauthorized activity and promptly execute and deliver to the other party or a Provider, as requested, such assignments and other documents as required to transfer to the Provider all rights to the registrations, patents or applications involved.
8. Content Provider Requirements.
(a) Client agrees to utilize the User interfaces or other identification verification methods of the System, as described in Section 3 of this Addendum, without modification, including, but not limited to, framing or co-branding, unless Client has obtained the prior written consent of Synacor to do otherwise (such consent not to be unreasonably withheld).
(b) Client acknowledges and agrees that the look, feel, size and placement of any Synacor Content on the User access web pages (and any change or modification thereof), as described in Section 3 of this Addendum, is subject to Synacor’s approval (not to be unreasonably withheld) which, subject to the foregoing, may include reasonable terms, conditions and restrictions on the use of such Synacor Content or which may be withdrawn at any time upon a reasonable basis therefor.
(c) Consumer access to Premium Content will be included as part of a premium Client Internet service package which may be offered as part of Client’s Internet service or at an additional charge payable by the User. Client will not, at any time, permit access to the Synacor Content by any person via the general Internet or other access method other than through Synacor’s System during the term of the Agreement.
(d) Neither Synacor nor a Synacor Provider shall have any liability in the event a Synacor Provider exercises its rights to terminate the rights and licenses to use Synacor Content as provided in Section 6(c) of this Addendum, except in the event a Synacor Provider exercises its rights to terminate the rights and licenses to use Synacor Content based upon the default, gross negligence or willful misconduct of Synacor.
(e) Client agrees that Synacor has the right to withdraw all Content upon lawful termination of the Agreement without liability subject to the provisions of the Agreement.
(f) Without first obtaining the consent of the other Party, neither Party will: (i) send any interstitials, pop-up windows, or other messages or files to the User during the time in which any Synacor Content is displayed, or (ii) sell any advertising in, on, or related to any Synacor Content, including but not limited to banners, buttons, links, streaming audio or streaming video advertisements. In addition, Synacor shall not sell or place any advertising, including but not limited to banners, buttons, links, streaming audio or streaming video advertisements, whatsoever unless approved by client in writing in advance. Nothing in this Paragraph 8(f) shall limit Client’s ability to place advertising on the Client Branded Portal, including, without limitation, Client’s home page. In connection with Synacor Content distributed pursuant to this Addendum, without the prior submission to Synacor of any relevant materials which Synacor may request (including but not limited to web pages) and unless Client has obtained Synacor’s written approval, Client will not use the name, logo or any of the proprietary marks of any Synacor Provider in any sales, advertising or marketing materials.
(g) Client and Synacor expressly acknowledge that each Provider is a third party beneficiary to this Addendum solely for purposes of enforcement of the provisions of this Addendum relating to the protection, security, and prevention of any unlawful use of the Provider’s Content and that any Provider may, in its sole discretion, take any and all action, including, but not limited to, commencing any legal action, to enforce such limited right pursuant to this

CONTENT DISTRIBUTION ADDENDUM	3

Addendum. Each Provider shall have the right to audit the books and records of the Parties solely and directly relating to its right under this Section, upon reasonable notice and at its’ expense, not more frequently than quarterly during the term of the Agreement and for a period of two (2) years thereafter and to take extracts from and/or make copies of such records.
9. Synacor Fees. The Content Access Fees payable by Client to Synacor in connection with the provisions of this Addendum are set forth in Schedule A to the Agreement. The details of each specific Content offering shall be set forth in separate attachments to this Addendum (each a “Content Attachment”).

SYNACOR, INC.		CLIENT: Charter Communications Holding Company, LLC

By:	/s/ Ronald Frankel Name: RONALD FRANKEL	By:	/s/ Jeff Jay Name: Jeff Jay
	Title: CEO		Title: VP Product Development
Date:	09-30-04	Date:	9/29/04

CONTENT DISTRIBUTION ADDENDUM	4